Exhibit 10.33

SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT

This SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), effective this 16th of August, 2016 (“Effective Date”) by and between WPX Energy, Inc., WPX Energy Services Company, LLC, and their respective subsidiaries and affiliates (collectively the “Company”), and Michael Fiser (the “Executive”), sets forth the terms and understandings regarding the Executive’s separation from the Company.

WHEREAS, the Executive currently serves as SVP Marketing; and

WHEREAS, the Executive’s employment is to be terminated; and

WHEREAS, the Company is providing to the Executive severance benefits pursuant to the WPX Energy Executive Severance Pay Plan (“Plan”), subject to the Executive’s timely execution of this Agreement and the Release described herein and subject to the Executive’s satisfaction of all other terms and conditions described in the Plan and this Agreement; and

WHEREAS, the Executive and the Company wish to settle their mutual rights and obligations arising in connection with the Executive’s service with the Company and the Executive’s separation from such service; and

WHEREAS, in consideration of the rights and benefits under this Agreement, the Executive has agreed to enter into certain covenants for the benefit of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, including the restrictive covenants, the Company and the Executive hereby agree as follows:

1.     Separation from Service

(a)     Employment Termination. The Executive’s employment shall be terminated on September 2, 2016 (the “Termination Date”). Effective on the Termination Date, the Executive hereby resigns from any and all officer and director positions the Executive may have with the Company and its subsidiaries and affiliates. The Executive shall promptly execute any additional documentation the Company may request to reflect such resignations.

(b)     Transition Period. For the period from the Effective Date through the Termination Date (such period, the “Transition Period”), the Executive shall continue as an employee of the Company and shall perform such duties and responsibilities as shall be reasonably requested by the Board of Directors or the Chief Executive Officer (“CEO”) of the Company, including as necessary to effect a smooth and effective transition of the Executive’s duties and responsibilities. During the Transition Period, the Executive shall remain subject to all applicable Company policies and procedures, including without limitation the Company’s securities trading policies for officers and directors.

2.     Compensation

(a)     Base Salary through Termination Date. The Executive shall be entitled to continue to receive the Executive’s current annual base salary through the Termination Date, which shall be paid in accordance with the Company’s normal payroll practices.

(b)     Employee Benefits. Until the Termination Date, the Executive shall continue to be entitled to participate as an active employee in those employee benefit plans and programs in which the Executive currently participates, subject to the terms and conditions of such plans. Effective as of the Termination Date, the Executive’s active participation in such plans shall cease, and the Executive shall continue to have all rights to accrued and vested benefits under such plans in accordance with their terms.

3.     Severance Benefits and Conditions

(a)     Severance Payment. Subject to Section 3(e), the Executive shall receive a severance payment equal to the sum of:

(1)    Four hundred eighty-six thousand dollars ($486,000) which is equal to 1.5x the Executive’s “Base Salary”, as such term is defined in the Plan, plus

(2)    an additional payment of $316,828.05 which is equal to the Executive’s “Average AIP Payment” as such term is defined in the Plan.

(b)     COBRA Equivalent Payment. Subject to Section 3(e), if the Executive is enrolled in Company-sponsored medical and prescription coverage on the Executive’s Termination Date, the Executive will receive an additional severance payment equal to the monthly premium for Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for the medical and prescription coverage elected by the Executive and in effect on such date multiplied by twelve (12) (the “COBRA Equivalent Payment”). Dental, vision and health care flexible spending account coverage premiums will not be included in determining such payment.

(c)    Additional Payment.    Subject to Section 3(e), although such payment is not required to be made to the Executive pursuant to the Plan or any other agreement, policy, practice, incentive compensation plan or award agreement, in lieu of the equity award that was communicated to Executive in 2016 and disclosed via Form 4, Company will pay Executive in the amount of $400,000.00, less applicable withholdings required by law. Nothing in this Agreement should be construed as an indication or affirmation that Executive was otherwise entitled to an equity award or payment in lieu of an equity award for the year 2016 and by agreeing to accept this Additional Payment, in accordance with the terms of this Agreement, Executive specifically waives any and all claims, known and unknown, related to any equity awards for 2016 that were or were not granted to Executive.

(d)     Time of Severance Payment. Subject to Section 3(e) and Section 21, payment of the amounts described in Sections 3(a), (b) and (c) shall be made during the sixty (60) day period following the Termination Date. If such amounts could be paid in more than one calendar year, they will be paid in the latest calendar year in which the payment could be made.

(e)     Release of Claims. The rights, payments, and benefits to be provided to the Executive under this Agreement are subject to the Executive’s execution and delivery to the Company and non-revocation of an effective general release and waiver of claims in the form attached hereto as Exhibit A (the “Release”), which must be executed and delivered to the Company during the fifty (50) day period following the Termination Date.

(f)     Employment Status. This Agreement is not intended to and does not alter the Executive’s status as an at-will employee or create a contract of employment for any definite period of time.

(g)    Rehire. In the event the Executive is rehired by the Company after the receipt of benefits described in Sections 3(a) and (b), the Executive shall be subject to the repayment provisions described in Section 3.6 of the Plan.

(h)    Outplacement Services. The Company will pay up to $25,000 for executive outplacement services provided to the Executive by a reputable third party outplacement provider approved by the Company, provided that such expenses must be incurred within nine (9) months after the Executive’s Termination Date, but in all events no payments for such outplacement services will be made after fifteen (15) months following the Participant’s Termination Date.

4.     Accrued Rights. The Company shall pay and provide to the Executive in accordance with its customary practices: (i) all base salary earned but not yet paid through the Termination Date, (ii) reimbursement for any and all business expenses properly incurred prior to the Termination Date, payable in accordance with and subject to the terms of the Company’s reimbursement policy and submitted for reimbursement within sixty (60) days of the Termination Date, and (iii) any employee benefits required to be provided to the Executive pursuant to the terms of the Company’s employee benefit plans and as required by applicable law.

5.     Outstanding Equity Awards. All outstanding stock options, restricted stock units, or other forms of equity compensation held by the Executive as of the Termination Date shall be governed by the terms of the incentive compensation plans and award agreements pursuant to which such awards were issued to the Executive, with the Termination Date constituting the date of the Executive’s termination of service for purposes of such grants.

6.     Indemnification. The Executive (i) shall be indemnified and held harmless by the Company on the same terms as other executive officers and directors to the greatest extent permitted under applicable law as the same now exists or may hereafter be amended and the Company’s by-laws as such exist on the Termination Date, or such greater rights that may be provided by amendment to such by-laws from time to time, if the Executive was, is or is threatened to be made to a party to any pending, completed, or threatened action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing, or any other proceeding whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that the Executive is or was, or had agreed to become, a director, officer, employee, agent, or fiduciary of the Company or any other entity which the Executive is or was serving at the request of the Company, against all expenses (including reasonable attorneys’ fees) and all claims, damages, liabilities, and losses incurred or suffered by the Executive or to which the Executive may become subject for any reason, and (ii) shall be entitled to advancement of any such indemnifiable expenses in accordance with the Company’s by-laws as such exist on the Termination Date, or such greater rights that may be provided by amendment to such by-laws from time to time.

7.     Directors’ and Officers’ Insurance. The Executive shall be entitled to coverage under a directors’ and officers’ liability insurance policy issued in favor of Company in an amount no less than, and on the same terms as those provided to, other executive officers and directors of the Company.

8.     Restrictive Covenants

(a)     Confidential Information. The Executive acknowledges that in the course of performing services for the Company and its affiliates, the Executive may have obtained information, observations, and data (including but not limited to information concerning current or prospective exploration and development activities, information concerning business strategies or plans, financial information relating to the business of the Company or its subsidiaries and affiliates, accounts, customers, vendors, employees, and other affairs) that is not otherwise in the public domain (collectively, “Confidential Information”). The Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and its affiliates or of third parties to which the Company or an affiliate owes a duty of confidentiality, that it is the Company’s policy to safeguard and keep confidential all such Confidential Information, and that disclosure of Confidential Information to an unauthorized third party would cause irreparable damage to the Company and its affiliates. The Executive agrees that, except as required by the duties of the Executive’s employment with the Company or any of its affiliates and except in connection with enforcing the Executive’s rights under this Agreement or if compelled by a court or governmental agency, in each case provided that prior written notice is given to the Company, the Executive will not, without the written consent of the Company, willfully disseminate or otherwise disclose, directly or indirectly, any Confidential Information disclosed to the Executive or otherwise obtained by the Executive during the Executive’s employment with the Company or its affiliates, and will take all necessary precautions to prevent disclosure to any unauthorized individual or entity (whether or not such individual or entity is employed or engaged by, or is otherwise affiliated with, the Company or any affiliate), and will use the Confidential Information solely for the benefit of the Company and its affiliates and will not use the Confidential Information for the benefit of any other individual or entity nor permit its use for the benefit of the Executive. These obligations shall continue during and after the Executive’s termination from service and for so long as the Confidential Information remains Confidential Information. For the avoidance of doubt, nothing in the foregoing shall preclude the Executive from disclosing Confidential Information for purposes of reporting a violation of state or federal law to a relevant law enforcement agency, including, without limitation, to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934 or any similar provision of state or federal law and the rules and regulations promulgated thereunder.

(b)     Non-Competition. From the date hereof and continuing for six (6) months following the Termination Date, the Executive agrees that without the written consent of the Company, the Executive shall not at any time, directly or indirectly, in any capacity:

(i)     engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any energy business and any individual or entity (and any branch, office or operation thereof) which engages in, or proposes to engage in (with the Executive’s assistance) any of the following in which the Executive has been engaged in the twelve (12) months preceding the Termination Date: the exploration and/or production of oil or gas which is located anywhere in the United States (a “Competitive Business”); provided, however, that after the Termination Date, this Section 8(b)(i) shall not preclude the Executive from (A) being an employee of, or consultant to, any business unit of a Competitive Business if (x) such business unit does not qualify as a Competitive Business in its own right and (y) the Executive does not have any direct or indirect involvement in, or responsibility for, any operations of such Competitive Business that cause it to qualify as a Competitive Business, or (B) with the approval of an Authorized Company Executive, being a consultant to, an advisor to, a director of, or an employee of a Competitive Business (for purposes of this Section 8(b), an “Authorized Company Executive” shall mean the individual then serving as the Chief Executive Officer); or

(ii) make or retain any financial investment, whether in the form of equity or debt, or own any interest, in any Competitive Business. Nothing in this subsection shall, however,

restrict the Executive from making an investment in any Competitive Business if such investment does not (A) represent more than 1% of the aggregate market value of the outstanding capital stock or debt (as applicable) of such Competitive Business, (B) give the Executive any right or ability, directly or indirectly, to control or influence the policy decisions or management of such Competitive Business, or (C) create a conflict of interest between the Executive’s duties to the Company and its affiliates or under this Agreement and the Executive’s interest in such investment.

(c)     Non-Solicitation. From the date hereof and continuing for twelve (12) months following the Termination Date, the Executive agrees that without the written consent of the Company, the Executive shall not at any time, directly or indirectly, in any capacity:

(i)     cause or attempt to cause any employee, director, or consultant of the Company or an affiliate to terminate his or her relationship with the Company or an affiliate;

(ii)     employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser, of any employee of the Company or an affiliate (other than by the Company or its affiliates), or cause or attempt to cause any person or entity to do any of the foregoing;

(iii)     interfere with the relationship of the Company or an affiliate with, or endeavor to entice away from the Company or an affiliate, any person or entity who or which at any time during the period commencing twelve (12) months prior to the Termination Date was or is, to the Executive’s knowledge, a material customer or material supplier of, or maintained a material business relationship with, the Company or an affiliate; or;

(iv)     solicit the sale of goods, services or a combination of goods and services from the established customers of the Company or an affiliate.

(d)    Non-Disparagement.

(i)     The Executive agrees not to make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written, directly or indirectly) that (A) accuses or implies that the Company or any of its affiliates, together with their respective present or former officers, directors, partners, stockholders, employees, and agents, and each of their predecessors, successors, and assigns, engaged in any wrongful, unlawful or improper conduct, whether relating to the Executive’s employment (or the separation therefrom), the business or operations of the Company or otherwise; or (B) disparages, impugns, or in any way reflects adversely upon the business or reputation of the Company or any of its affiliates, together with their respective present or former officers, directors, partners, stockholders, employees, and agents, and each of their predecessors, successors, and assigns.

(ii)     The Company agrees that it will not, and will instruct the members of the Board of Directors of the Company and the executive officers of the Company to not, disparage or denigrate the Executive orally or in writing (including, without limitation, any comments or statements relating to the Executive’s performance at the Company).

(iii)     Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to preclude the Executive or the Company from providing truthful testimony or information pursuant to subpoena, court order, or other similar legal or regulatory process, provided, that to the extent permitted by law, the Executive will promptly inform the Company of any such obligation prior to participating in any such proceedings.

(e)    Duty to Inform.

The Executive agrees to inform any employer, business, entity, or individual with whom the Executive becomes associated in a business capacity during the term of the restrictions of this Section 8 of Executive’s obligations under this Section 8.

(f)     Reasonableness of Restrictive Covenants.

(i)     The Executive acknowledges that the covenants contained in this Agreement are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company’s legitimate interests in its Confidential Information, its proprietary work, and in its relationships with its employees, customers, suppliers, and agents.

(ii)     The Company has, and the Executive has had an opportunity to, consult with their respective legal counsel and to be advised concerning the reasonableness and propriety of such covenants. The Executive acknowledges that the Executive’s observance of the covenants contained herein will not deprive the Executive of the ability to earn a livelihood or to support the Executive’s dependents.

(g)     Right to Injunction: Survival of Undertakings.

(i)     In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by this Agreement, the Executive and the Company agree that it would be impossible to measure solely in money the damages which the Company would suffer if the Executive were to breach any of the Executive’s obligations hereunder. The Executive acknowledges that any breach of any provision of this Agreement would irreparably injure the Company. Accordingly, the Executive agrees that if the Executive breaches any of the provisions of Section 8 of this Agreement, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of any provision of this Agreement without the necessity of posting a bond or other security therefore, and the Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

(ii)     If a court determines that any covenant included in this Section 8 is unenforceable in whole or in part because of such covenant’s duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable. Furthermore, if a court determines that a certain form of remedy or relief sought by the Company for the breach of a covenant included in this Section 8 is unavailable under applicable law, such a finding shall not prohibit the Company from obtaining a different form of remedy or relief with respect to such breach which such court has not found to be unavailable.

(iii)     All of the provisions of this Agreement shall survive any separation from service of the Executive.

(h)     Effect of Breach of Covenants. If a court of competent jurisdiction shall have found that the Executive is in material breach of any restrictive covenant contained in this Agreement or the Release, the Executive forfeits the Executive’s right to receive any payment or benefit under this Agreement and shall pay to the Company the value of any payment or benefit previously received by the Executive under this Agreement.

9.     Cooperation. Following the Termination Date, the Executive agrees to fully cooperate with and provide reasonable assistance to the Company and its counsel in connection with any general business matters, transition of work, agency investigations or audits or litigation or corporate matters, and to be reasonably available to the Company to do so at times and locations as to not interfere with the Executive’s duties and responsibilities to any future employer, job seeking opportunities, or any personal responsibilities.

10.     Return of Company Property. The Executive shall promptly following the Termination Date return to the Company all documents, records, files, and other information and property belonging or relating to the Company, its affiliates, customers, clients, or employees. The Executive acknowledges that all such materials are, and will remain, the exclusive property of the Company, and the Executive may not retain originals or copies of such materials without the express written approval of the Company. Any Company-related information shall be expunged from any home equipment, and any office connectivity or other continued internet or similar services provided by the Company shall cease.

11.     Recoupment. Notwithstanding anything herein to the contrary, this Agreement shall not impact any rights or restrictions under the Company’s Recoupment Policy for incentive compensation, as adopted by the Board of Directors of the Company and referred to in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, as such Recoupment Policy may be amended from time to time, and the Executive acknowledges and agrees the Executive remains subject to the terms of such policy following the Termination Date.

12.     Severability. In the event that any one or more of the provisions of this Agreement are held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

13.     Waiver. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

14.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma, without reference to its choice of law rules.

15.     Withholding. The Company shall deduct or withhold, or require the Executive to remit to the Company, the minimum statutory amount to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any benefit provided hereunder.

16.     Entire Agreement. This Agreement, including all other agreements expressly incorporated or referred to herein, shall constitute the entire agreement and understanding of the parties with respect to the subject matter herein and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties with respect to the subject matter herein. The Executive acknowledges that the Executive is not eligible for and shall not receive any additional separation or severance payment under any plan or program maintained by the Company. The Executive acknowledges and agrees that the Executive is not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this Agreement or the Release. This Agreement and the Release may not be altered or modified other than in a writing signed by the Executive and an authorized representative of the Company.

17.     Notices. All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to the Executive:    At the most recent address on the Company’s records

If to the Company:    WPX Energy, Inc.
3500 One Williams Center
Tulsa, Oklahoma 74172-0172
Attention: General Counsel
Facsimile: (539) 573-5608

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

18.     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, the Company and their respective heirs, successors and assigns, except that the Executive may not assign the Executive’s rights or delegate the Executive’s obligations hereunder without the prior written consent of the Company.

19.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20.     Section 409A.

(a)     Compliance. The intent of the parties is that payments and benefits under this Agreement are either exempt from or comply with Section 409A of the Internal Revenue Code (“Section 409A”), and this Agreement shall be interpreted to that end. The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. In no event whatsoever shall the Company be liable for any tax, interest or penalties that may be imposed on the Executive by Section 409A or any damages for failing to comply with Section 409A.

(b)     Six Month Delay for Specified Employees. If any payment, compensation or other benefit provided to the Executive in connection with the Executive’s separation from service is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is a “specified employee” as defined in Section 409A, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the Termination Date or, if earlier, the Executive’s death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Executive during the period between the Termination Date and the New Payment Date shall be paid to the Executive in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

(c)     Separation from Service. A separation from service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a separation from service until such separation is also a “separation from service” within the meaning of Section 409A and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service.

(d)     Payments for Reimbursements and In-Kind Benefits. All reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the calendar year following the calendar year in which the Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

(e)     Payments within Specified Number of Days. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment shall be within the sole discretion of the Company.

(f)     Installments as Separate Payment. If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

WPX ENERGY, INC.

By: /s/ Richard E. Muncrief

Date: August 16, 2016

Title:    President and Chief Executive Officer

WPX ENERGY SERVICES COMPANY, LLC

By: /s/ Richard E. Muncrief

Date: August 16, 2016

Title:    President and Chief Executive Officer

EXECUTIVE:

By: /s/ Michael Fiser

Date: August 16, 2016

[Signature Page to Severance and Restrictive Covenant Agreement]

Exhibit A

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Release”), dated             , 20___, by and between WPX Energy, Inc., WPX Energy Services Company, LLC, and their respective subsidiaries and affiliates (collectively the “Company”), and Michael Fiser (the “Executive”).

WHEREAS, the Executive and the Company have entered into a Severance and Restrictive Covenant Agreement dated _____________________, 20___ (the “Severance Agreement”);

NOW THEREFORE, in consideration for receiving separation benefits under the Severance Agreement and in consideration of the representations, covenants and mutual promises set forth in this Release, the parties agree as follows:

1.     Release. Except with respect to all of the Company’s obligations under the Severance Agreement, the Executive, and the Executive’s heirs, executors, assigns, agents, legal representatives, and personal representatives, hereby releases, acquits and forever discharges the Company, its agents, subsidiaries, affiliates, and their respective officers, directors, agents, servants, employees, attorneys, shareholders, partners, members, managers, successors, assigns and affiliates (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the execution of this Release that arose out of or were related to the Executive’s employment with the Company or the Executive’s separation from service with the Company including, but not limited to, claims or demands related to wages, salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation or equity or thing of value whatsoever; claims pursuant to under Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq.; 42 U.S.C. § 1981; 42 U.S.C. § 1983; 42 U.S.C. § 1985; 42 U.S.C. § 1986; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); the National Labor Relations Act, as amended, 29 U.S.C. § 160, et seq.; the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), 29 U.S.C. § 1001, et seq.; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990, 29 U.S.C.§ 621, et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C.§ 2601 et seq.; the Equal Pay Act; the Rehabilitation Act of 1973; the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions; the Oklahoma Anti-Discrimination Act, Okla. Stat., tit. 25, §§ 1101, et seq., and any claims for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, discrimination, harassment, defamation, infliction of emotional distress, termination in violation of public policy, retaliation, including workers’ compensation retaliation under state statutes, tort law; contract law; wrongful discharge; discrimination; fraud; libel; slander; defamation; harassment; emotional distress; breach of the implied covenant of good faith and fair dealing; or claims for whistle-blowing, or other claims arising under any local, state or federal regulation, statute or common law. This Release does not apply to the payment of any and all benefits and/or monies earned, accrued, vested or otherwise owing, if any, to the Executive under the terms of a Company sponsored tax qualified retirement or savings plan and/or any non-qualified deferred compensation plan(s) sponsored by the Company, except that the Executive hereby releases and waives any claims that the Executive’s separation from service was to avoid payment of such benefits or payments, and that, as a result of the Executive’s separation, the Executive is entitled to additional benefits or payments. Additionally, this Release does not apply to the indemnification provided or any other payments or benefits to which the Executive is entitled pursuant to the Severance

Agreement (including, without limitation, in the outstanding equity awards referenced in Section 5 thereof). This Release does not apply to any claim or rights which might arise out of the actions of the Company after the date the Executive signs this Release or any other claims or rights that Executive is prohibited from waiving under applicable law.

2.     Covenant Not to Sue. By signing this Release, the Executive covenants, agrees, represents and warrants that the Executive has not filed and will not in the future file any lawsuits, complaints, petitions or accusatory pleadings in a court of law or in conjunction with a dispute resolution program against any of the Released Parties based upon, arising out of or in any way related to any event or events occurring prior to the signing of this Release, including, without limitation, the Executive’s employment with any of the Released Parties or the termination thereof. Nothing in this Release shall limit the Executive’s right to file a charge or complaint with any state or federal agency or to participate or cooperate in such a matter. However, the Executive expressly waives all rights to recovery for any damages or compensation awarded as a result of any suit or proceeding brought by any third party or governmental agency on the Executive’s behalf. For the avoidance of doubt, the foregoing does not extend to any monetary award from a law enforcement agency, including, without limitation, the Securities and Exchange Commission, relating to reporting by the Executive of a violation of state or federal law.

3.     No Assignment of Claims. By signing this Release, the Executive further covenants, agrees, represents and warrants that the Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein and acknowledges that this Release shall be binding upon the Executive and upon the Executive’s heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of each of the Released Parties, and to their heirs, administrators, representatives, executors, successors, and assigns.

4.     No Release of Vested Benefits or Health and Welfare Benefits. Except as to claims based grants or failure to grant equity in 2016, by signing this Release, the Executive does not release or discharge any right to any vested, deferred benefit in any qualified employee benefit plan which provides for retirement, pension, savings, thrift and/or employee stock ownership or any benefit due the Executive as a participant in any employee health and welfare plan, as such terms are used under ERISA, which is maintained by any of the Released Parties that employed the Executive.

5.     No Admission of Liability. Notwithstanding the provisions of this Release and the payments to be made by the Company to the Executive hereunder, the Released Parties do not admit any manner of liability to the Executive. This Release has been entered into as a means of settling any and all disputes between the Released Parties and the Executive.

6.     No Inducement. The Executive agrees that no promise or inducement to enter into this Release has been offered or made except as set forth in this Release or the Severance Agreement, that the Executive is entering into this Release without any threat or coercion and without reliance or any statement or representation made on behalf of the Company or by any person employed by or representing the Company, except for the written provisions and promises contained in this Release or the Severance Agreement.

7.     Damages. The parties agree that damages incurred as a result of a breach of this Release will be difficult to measure. It is, therefore, further agreed that, in addition to any other remedies, equitable relief will be available in the case of a breach of this Release. It is also agreed that, in the event the Executive files a claim against the Company with respect to a claim released by the Executive herein (other than a proceeding before the EEOC), the Company may withhold, retain, or require reimbursement of all or any portion of the benefits and Separation Payment under the Severance Agreement until such claim is withdrawn by the Executive.

8.     Advice of Counsel; Time to Consider; Revocation. The Executive acknowledges the following:

(a)     The Executive has read this Release, and understands its legal and binding effect. The Executive is acting voluntarily and of the Executive’s own free will in executing this Release.

(b)     The Executive has been advised to seek and has had the opportunity to seek legal counsel in connection with this Release.

(c)     The Executive was given at least forty-five (45) days to consider the terms of this Release before signing it.

The Executive understands that, if the Executive signs this Release, the Executive may revoke it within seven (7) days after signing it by delivering written notification of intent to revoke within that seven (7) day period. The Executive understands that this Release will not be effective until after the seven (7) day period has expired.

9.     Severability. If all or any part of this Release is declared by any court, arbitrator or governmental authority to be unlawful, invalid, void or unenforceable, such unlawfulness, invalidity or unenforceability shall not affect the validity or enforceability of any other portion of this Release. Any section or a part of a section declared to be unlawful, invalid, void or unenforceable shall, if possible, be construed in a manner which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid. To the extent that any provision of this Release is adjudicated to be unlawful, invalid, void or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section is reasonable in view of the parties’ respective interests.

10.     Amendment. This Release shall not be altered, amended, or modified except by written instrument executed by the Company and the Executive. A waiver of any portion of this Release shall not be deemed a waiver of any other portion of this Release.

11.     Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

12.     Headings. The headings of this Release are not part of the provisions hereof and shall not have any force or effect.

13.     Rules of Construction. Reference to a specific law shall include such law, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

14.     Applicable Law. The provisions of this Release shall be interpreted and construed in accordance with the laws of the State of Oklahoma without regard to its choice of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the dates set forth below.

WPX ENERGY, INC.

By: /s/

Date: _______________________________

Title:    _______________________________

WPX ENERGY SERVICES COMPANY, LLC

By: /s/

Date:    _______________________________

Title: ________________________________

EXECUTIVE:

By: /s/

Date: _______________________________

[Signature Page to Release Agreement]